EXHIBIT 23.16


                    CONSENT OF SCHWARTZ LEVITSKY FELDMAN LLP


      The undersigned, Schwartz Levitsky Feldman llp, hereby consents to the use of our name and the use of our opinion dated July 12, 2006 (except for
      Note 23(i) which is dated August 31, 2006) on the consolidated financial statements of Yukon Gold Corporation, Inc. as at April 30, 2006 and 2005 included in the registration statement being filed by Yukon Gold Corporation, Inc.


"SCHWARTZ LEVITSKY FELDMAN LLP"

       Toronto, Ontario
       August 31, 2006                                     Chartered Accountants